UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      June 15, 2010

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 15, 2010, the annual meeting of shareholders of Southern Connecticut Bancorp, Inc. (the “Corporation”) was held (the “Annual Meeting”). A total of 2,209,325 of the Corporation’s shares were present or represented by proxy at the Annual Meeting.  The Corporation’s shareholders took the following actions:

Proposal #1:

The election of two persons, named in the proxy statement for the Annual Meeting, to serve as Class III directors of the Corporation for three year terms ending at the 2013 Annual Meeting.  The following are the two Class III directors elected at the Annual Meeting with the number of shares votes “For” and “Against/Withheld” as well as the number of abstentions and broker non-votes.

Name	For	Against/Withheld	Abstentions	Broker Non-Votes
Elmer F. Laydon	895,212	36,779	0	1,017,973
Alfred J. Ranieri, Jr., M.D.	895,212	36,779	0	1,017,973

Proposal #2:

The ratification of the appointment of McGladrey & Pullen, LLP as the Corporation’s independent auditors for the fiscal year ending December 31, 2010.  The number of shares voted “For” and “Against/Withheld” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

For	Against/Withheld	Abstentions	Broker Non-Votes
2,195,769	13,556	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ John H. Howland John H. Howland President and Chief Operating Officer